UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 30, 2003

AFC Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-32369	58-2016606

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 1700, Atlanta, Georgia	30328-5352

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 391-9500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     On October 30, 2003, AFC Enterprises, Inc. announced that the lenders participating in its credit facility have agreed to an amendment under which the filing deadlines for the Company’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q for each of the first three quarters of 2003 have been extended. The Company also announced that its third quarter 2003 business review would be released after the market close on Tuesday, November 4, 2003. A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release dated October 30, 2003.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC ENTERPRISES, INC.

Date: October 31, 2003	By:	/s/ Frank J. Belatti

Frank J. Belatti Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated October 30, 2003.